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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): February 3, 1999



                            Manugistics Group, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                   0-22154                52-1469385
(State or other jurisdiction      (Commission           (I.R.S. Employer
     of incorporation)            File Number)        Identification Number)


                           2115 East Jefferson Street
                           Rockville, Maryland 20852
             (Address of principal executive offices and zip code)


                                 (301) 984-5000
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)
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Item 5.  Other events.
     On February 3, 1999, Manugistics Group, Inc. (the "Company") issued two press releases which respectively announced: (i) the completion of its option repricing program, which had previously been approved by the shareholders of the Company at a Special Meeting held on December 4, 1998 for employees other than executive officers and directors; and (ii) its response to an action commenced against the Company by Information Resources, Inc. in state court in Illinois seeking damages for, among other things, an alleged breach of a marketing agreement.

     Copies of the press releases appear as Exhibit 99.1 and Exhibit 99.2 to this Report and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

The following are filed as Exhibits to this Report:


Exhibit Number   Description
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  99.1           Press Release dated February 3, 1999 issued by the Company to announce the completion of its stock option repricing program

  99.2 Press Release dated February 3, 1999 issued by the Company in response to an action commenced by Information Resources, Inc.



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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 3rd day of February, 1999.


                              MANUGISTICS GROUP, INC.


                              By: /s/ Peter Q. Repetti
                                 --------------------------------
                                  Peter Q. Repetti
                                  Senior Vice President and
                                  Chief Financial Officer

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                                 EXHIBIT INDEX
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Exhibit Number   Description
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  99.1           Press Release dated February 3, 1999 issued by the Company to announce the completion of its stock option repricing program

  99.2 Press Release dated February 3, 1999 issued by the Company in response to an action commenced by Information Resources, Inc.